Exhibit (d)(9)

SUPPLEMENT TO

INVESTMENT MANAGEMENT AGREEMENT

PIMCO ETF Trust

840 Newport Center Drive

Newport Beach, California 92660

October 31, 2012

Pacific Investment Management Company LLC

840 Newport Center Drive

Newport Beach, California 92660

RE:	Name Changes for Certain Funds

Dear Sirs:

As provided in the Investment Management Agreement between PIMCO ETF Trust (the “Trust”) and Pacific Investment Management Company LLC (“PIMCO”), dated April 24, 2009 (the “Agreement”), Schedule A to the Agreement sets forth the series of the Trust for which the Agreement has been approved (collectively, the “Funds”), under the same terms and conditions as set forth in the Agreement, and the fee rates for the Funds, as may be amended from time to time.

The Trust and PIMCO hereby agree to amend Schedule A to reflect name changes for certain Funds. The current Schedule A is replaced with the new Schedule A attached hereto.

Schedule A

Schedule to Investment Management Agreement

PIMCO ETF Trust

As of October 31, 2012

Investment Management Fee Rates (%)

Fund	Fee#
PIMCO 0-1 Year U.S. Treasury Index Exchange-Traded Fund	0.15
PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund	0.55
PIMCO 1-3 Year U.S. Treasury Index Exchange-Traded Fund	0.15
PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund	0.20
PIMCO 3-7 Year U.S. Treasury Index Exchange-Traded Fund	0.15
PIMCO 7-15 Year U.S. Treasury Index Exchange-Traded Fund	0.15
PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund	0.20
PIMCO 25+ Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund	0.15
PIMCO Australia Bond Index Exchange-Traded Fund	0.45
PIMCO Banking Sector Corporate Bond Index Fund	0.40
PIMCO Broad U.S. TIPS Index Exchange-Traded Fund	0.20
PIMCO Broad U.S. Treasury Index Exchange-Traded Fund	0.15
PIMCO Build America Bond Exchange-Traded Fund	0.45
PIMCO Canada Bond Index Exchange-Traded Fund	0.45
PIMCO Enhanced Short Maturity Exchange-Traded Fund	0.35
PIMCO Foreign Currency Strategy Exchange-Traded Fund	0.65
PIMCO Germany Bond Index Exchange-Traded Fund	0.45
PIMCO Global Advantage® Inflation-Linked Bond Exchange-Traded Fund	0.60
PIMCO Government Limited Maturity Exchange-Traded Fund	0.25
PIMCO High Yield Corporate Bond Index Exchange-Traded Fund	0.55
PIMCO Intermediate Municipal Bond Exchange-Traded Fund	0.35
PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund	0.20
PIMCO Prime Limited Maturity Exchange-Traded Fund	0.25
PIMCO Short Term Municipal Bond Exchange-Traded Fund	0.35
PIMCO Total Return Exchange-Traded Fund	0.55

#

Each Fund may invest in shares of PIMCO Funds: Private Account Portfolio Series Short-Term Floating NAV Portfolio and PIMCO Funds: Private Account Portfolio Series Short-Term Floating NAV Portfolio III, each series of PIMCO Funds (the “PAPS Short-Term Floating NAV Portfolios”). The PAPS Short-Term Floating NAV Portfolios are offered only to series of the Trust (each an “Investing Fund”) or other series of registered investment companies for which PIMCO serves as investment adviser. The PAPS Short-Term Floating NAV Portfolios, and their wholly-owned subsidiaries (if any), do not pay an investment advisory fee to PIMCO. By investing in the PAPS Short-Term Floating NAV Portfolios, each Investing Fund agrees that 0.01% of the fee that each Investing Fund is currently obligated to pay PIMCO, as indicated on this Schedule A, will be designated as compensation for the investment advisory services PIMCO provides to the PAPS Short-Term Floating NAV Portfolios, and their wholly-owned subsidiaries (if any), under the investment advisory contract with PIMCO.

If the foregoing correctly sets forth the Agreement between the Trust and PIMCO, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO ETF TRUST

By:	/s/ Henrik P. Larsen
Title:	Vice President

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Peter G. Strelow
Title:	Managing Director

PIMCO FUNDS, on behalf of its series Private Account Portfolio Series Short-Term Floating NAV Portfolio

By:	/s/ Henrik P. Larsen
Title:	Vice President